Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:	James River Coal Company Elizabeth M. Cook Director of Investor Relations (804) 780-3000

JAMES RIVER COAL COMPANY ANNOUNCES EXTENSION OF EXCHANGE OFFERS FOR 4.50% AND 3.125% CONVERTIBLE SENIOR NOTES

RICHMOND, VA., September 12, 2013 - James River Coal Company (Nasdaq: JRCC) (the “Company”), today announced that it has extended, until 5:00 p.m., New York City time, on September 18, 2013, its offers to exchange (i) up to $31.7 million aggregate principal amount of its 10.00% Convertible Senior Notes due 2018 (the “New Notes”) for any and all of its outstanding 4.50% Convertible Senior Notes due 2015 (“Existing 2015 Notes”) and (ii) up to $22.7 million aggregate principal amount of its New Notes for any and all of its outstanding 3.125% Convertible Senior Notes due 2018 (“Existing 2018 Notes”).

The exchange offers were originally set to expire at 11:59 p.m., New York City time, on September 11, 2013. U.S. Bank National Association, the exchange agent and information agent for the exchange offers, advised the Company that, as of 5:00 p.m. on September 11, 2013, tenders of approximately $3.6 million aggregate principal amount of the Existing 2015 Notes and $38.5 million aggregate principal amount of the Existing 2018 Notes had been validly tendered for exchange and not withdrawn, representing approximately 7.0% and 75.0% of the Existing 2015 Notes and Existing 2018 Notes, respectively. Except for the extension of the expiration date, all of the other terms of the exchange offers remain unchanged.

This press release does not constitute an offer to sell the New Notes or the solicitation of an offer to exchange the Existing 2015 Notes or the Existing 2018 Notes, nor will there be any sale of the New Notes in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

James River Coal Company is one of the leading coal producers in Central Appalachia and the Illinois Basin. The company sells metallurgical, bituminous steam and industrial-grade coal to electric utility companies and industrial customers both domestically and internationally. The Company's operations are managed through eight operating subsidiaries located throughout eastern Kentucky, southern West Virginia and southern Indiana. Additional information about James River Coal can be found at its web site www.jamesrivercoal.com.

FORWARD-LOOKING STATEMENTS: Certain statements in this press release and other written or oral statements made by or on behalf of us are "forward-looking statements" within the meaning of the federal securities laws. Statements regarding future events and developments and our future performance, as well as management's expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. Forward looking statements include, without limitation, statements regarding future sales and contracting activity, projected fuel escalators, and all guidance figures. These forward-looking statements are subject to a number of risks and uncertainties. These risks and uncertainties include, but are not limited to, the following: our cash flows, results of operation or financial condition; the consummation of acquisition, disposition or financing transactions and the effect thereof on our business; governmental policies, regulatory actions and court decisions affecting the coal industry or our customers’ coal usage; legal and administrative proceedings, settlements, investigations and claims; our ability to obtain and renew permits necessary for our existing and planned operation in a timely manner; environmental concerns related to coal mining and combustion and the cost and perceived benefits of alternative sources of energy; inherent risks of coal mining beyond our control, including weather and geologic conditions or catastrophic weather-related damage; our production capabilities; availability of transportation; our ability to timely obtain necessary supplies and equipment; market demand for coal, electricity and steel; competition, including competition from alternative sources such as natural gas; our relationships with, and other conditions affecting, our customers; employee workforce factors; our assumptions concerning economically recoverable coal reserve estimates; future economic or capital market conditions; our plans and objectives for future operations and expansion or consolidation; and the other risks detailed in our reports filed with the SEC. Management believes that these forward-looking statements are reasonable; however, you should not place undue reliance on such statements. These statements are based on current expectations and speak only as of the date of such statements. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise.